Exhibit 10.13

SECOND AMENDMENT OF LEASE

THIS SECOND AMENDMENT OF LEASE (this “Second Amendment”) made as of the 20th day of July 2020, by and between WALP 57-61, LLC with a principal place of business c/o David Adam Realty. Inc., 57 Wilton Road, Westport, Connecticut 06880 (“Landlord”), and Intensity Therapeutics, Inc., with a place of business located at 6l Wilton Road, Westport, Connecticut, 06880 (“Tenant”).

WHEREAS, Landlord and Tenant desire to ratify and confirm the Lease dated January 16, 2017 by and between Landlord and Tenant, as amended in First Amendment of Lease dated November 2018, collectively (the “Lease”), and to expand the Premises and otherwise modify the Lease as hereinafter set forth; and

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their legal representatives, successors and assigns, hereby agree as follows:

All capitalized terms used here in shall have the meanings ascribed to them in the Original Lease, unless otherwise defined herein.

1)	Premises. Effective October 1, 2020, the Premises is expanded to include the first floor suite measuring approximately 1,653 square feet, as depicted as Tenant A in Exhibit A of this Second Amendment (“Expansion Premises”). The Expansion Premises, together with the original Premises, shall be collectively referred to as the “Premises”.

2)	Term. The term of the lease is extended to September 30, 2023.

3)	Rent. Effective October 1, 2020, base rent is adjusted per the schedule below.

	Current Premises		Expansion (1st Floor)		Combined Premises
Lease Year	Monthly	$/SF	Monthly	$/SF	Annual	Monthly	$/SF
10/1/20 - 10/1/21	$9,502.50	$45.00	$6,000.00	$43.56	$186,030.00	$15,502.50	$44.43
10/1/21 - 9/30/22	$9,713.67	$46.00	$6,137.75	$44.56	$190,217.00	$15,851.42	$45.43
10/1/22 - 9/30/23	$9,924.83	$47.00	$6,275.50	$45.56	$194,404.00	$16,200.33	$46.43

Option Term
10/1/2023 - 9/30/24	$9,924.83	$47.00	$6,413.25	$46.56	$196,057.00	$16,338.08	$46.83
10/1/2024 - 9/30/25	$9,924.83	$47.00	$6,551.00	$47.56	$197,710.00	$16,475.83	$47.22
10/1/2025 - 9/30/26	$10,136.00	$48.00	$6,688.75	$48.56	$201,897.00	$16,824.75	$48.22

The allocation of electricity and common area maintenance charges shall follow the existing Agreement, as adjusted for the pro-rata share of the Expansion Premises.

4)	Option Term. Tenant is provided a new Option Term (“Option Term”) of three (3) years, commencing on October 1, 2023, provided written notice is provided by Tenant by March 31, 2023, with time being of the essence. The base rental rate for the Option Term is detailed in Paragraph 3 of this Second Amendment.

5)	Pro Rata Share. Tenant’s pro-rata share for the Expansion Premises is 14.8%.

6)	Base Year. Tenant’s Base Year for the Expansion Premises shall be 2021.

7)	Parking. Tenant is granted one (1) additional reserved parking space under the building, in space designated by Landlord,

8)	No additional Security Deposit is required for the Expansion Premises.

9)	Prior to Tenant taking possession of the Expansion Premises, landlord shall complete at Landlord’s expense the following improvements to the Expansion Premises and existing Premises:

Expansion Premises

a)	Install new door for direct access to elevator lobby.

b)	White wash all wood walls – paint to be selected by Tenant.

c)	Build 2 new offices (glass front with blinds similar to those in the Existing Premises), same specs as 3rd floor glass walls, with a black border trim. Final space plan, consistent with Exhibit A, will be provided to Tenant for approval.

d)	Install new, brighter LED lighting in the new premises, change of light ballasts only, no change to fixtures. Final choice to be approved by Tenant.

e)	All current furniture and equipment (including kitchen items) shall remain in the space.

f)	Signage

●	Remove current signage of former tenant’s door.

●	Install bigger sign (same size as Eastern Computer) for Intensity Therapeutics outside door on outside brick wall.

●	Install sign in the vestibule by elevator for Intensity Therapeutics.

●	Install door alarm to ring at both floor P and ground floor.

Existing Premises

●	In bathroom by elevator, replace sink vanity cabinet, lighting by sink, replace toilet seat, and other cosmetic upgrades. Flooring to remain.

10)	Except as modified by this Second Amendment, the terms of the Lease, and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

11)	The Lease, as amended by this Second Amendment, constitutes the entire understanding between the parties hereto with respect to the Premises and may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

Signed, Sealed, and Delivered

LANDLORD:

WALP 57-61, LLC

By:	/s/ David A. Waldman
David A. Waldman
Manager, Waldman Associates Limited Partnership

TENANT:

Intensity Therapeutics, Inc.

By:	/s/ Lewis Bender
Lewis Bender
President and CEO

EXHIBIT A